($325)

FILED # C5984-00

APR 1 0 2003

CERTIFICATE OF MERGER

OF HESPERIA HOLDING CORP.

AND

SAVEYOUTIME.COM, INC.

Under Section 251 of the General Corporation Law
of the State of Nevada

Pursuant to NRS Section 92A of the General Corporation Law of the State of Nevada, the undersigned hereby certify to the following information relating to the merger (the "Merger") of Hesperia Holding Corp., a California corporation ("Disappearing Corporation") with and into SAVEYOUTIME.COM, INC., a Nevada corporation ("Surviving Corporation").

1. The names and states of incorporation of Surviving Corporation and Disappearing Corporation, which are the constituent business corporations participating in the Merger (the "Constituent Corporations"), are:

Name	State
Hesperia Holding Corp.	California
SAVEYOUTIME.COM, INC.	Nevada

2. An Agreement of Merger (the "Merger Agreement") setting forth the terms and conditions of the Merger has been approved, adopted, certified, executed and acknowledged by each of the Constituent Corporations in accordance with the provisions of NRS Section 92A of the General Corporation Law of the State of Nevada and approved by the requisite number of stockholders of Surviving Corporation and the requisite number of stockholders of Disappearing Corporation.

3. The name of Surviving Corporation shall be changed from SAVEYOUTIME.COM, INC. to Hesperia Holding, Inc.

4. The Certificate of Incorporation of SAVEYOUTIME.COM, INC., a Nevada corporation, Surviving Corporation, as herein amended, shall be the Certificate of Incorporation of Surviving Corporation until further amended and changed pursuant to the provisions of the General Corporation Law of the State of Nevada.

5. An executed Merger Agreement is on file at an office of Surviving Corporation, which is located at 1850 East Flamingo Rd., Suite 111, Las Vegas, Nevada.

F403-73716

6. A copy of the Merger Agreement will be furnished by Surviving Corporation, on request and without cost, to any stockholder of any Constituent Corporation.

IN WITNESS WHEREOF, each of Hesperia Holding Corp. and SAVEYOUTIME.COM, INC. has caused this Certificate of Merger to be executed in its corporate name by the President and attested to by its Secretary or Assistant Secretary, who acknowledge that the facts stated in this instrument are true and correct and this instrument is their respective word and deed, on this 10th day of February, 2003.

SAVEYOUTIME.COM, INC.
a Nevada corporation

By: ______________________
Anthony N. DeMint, President

Attest:

By: ______________________
Anthony N. DeMint, Secretary

Hesperia Holding Corp.
a California corporation

By: ______________________
Donald Shimp, President

Attest:

By: ______________________
Michael Musgrave, Secretary